UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2009 (July 2, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosures.

Financial Projections and Forecasts

In connection with discussions by Georgia Gulf Corporation (the “Company”) with certain holders (and their advisors) of the 7.125% Senior Notes due 2013, 9.5% Senior Notes due 2014, and 10.75% Senior Subordinated Notes due 2016 (the “Notes”) since April 15, 2009, the Company has disclosed non-public information, including forward-looking statements, pursuant to confidentiality agreements with such holders and advisors.  The Company undertook to disclose such information publicly in the future so that the noteholders party to the confidentiality agreements could be released from the restrictions on trading contained therein.  As a result, the Company, through this Current Report on Form 8-K, is publicly disclosing the information previously provided to such holders and advisors, to comply with Regulation FD.

The information provided to the noteholders and their advisers included forecasts or projections of the Company’s net sales; operating income; earnings before income taxes, depreciation and amortization, or EBITDA; capital expenditures, or CapEx; cash interest expenses; estimated cash tax; free cash flow; and EBIDTA margin for the years ending December 31, 2009 through December 31, 2013, as well as quarterly forecasts and projections of key financial metrics, including covenant compliance and projected liquidity, which information is set forth in composite form in the materials attached hereto as Exhibit 99.1, and incorporated by reference herein (collectively, the “Projections”).  The Projections are included herein only because this information was provided to the noteholders and their advisors.  The Projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts.  The Projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the Projections and, accordingly, do not express an opinion or any other form of assurance with respect to the Projections.  The Projections are subjective in many respects and numerous assumptions made by management of the Company with respect to its financial condition; business and industry performance; general economic, market and financial conditions; and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control.  Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate.  It is expected that there will be differences between actual and projected results, and the differences may be material.  The inclusion of the Projections herein should not be regarded as an indication that the Company or its affiliates or representatives consider the Projections to be a reliable prediction of future events, and the Projections should not be relied upon as such.  Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the Projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the Projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is furnished herewith.

Number	Exhibit
99.1	Summary Financial Projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

Date:  July 2, 2009